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                       MORGAN GRENFELL INVESTMENT TRUST
                           TRANSFER AGENCY AGREEMENT


                                  Appendix A
                         As revised September 29, 2000

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 Series
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 International Select Equity
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 European Equity
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 International Small Cap Equity
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 Emerging Markets Equity
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 Global Fixed Income
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 International Fixed Income
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 Emerging Markets Debt
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 Fixed Income
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 Short-Term Fixed Income
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 Municipal Bond
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 Short-Term Municipal Bond
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 High Yield Bond
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 Smaller Companies
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 Micro Cap
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